                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



                                                                  Jurisdiction
     Name                                                      of Incorporation
     ----                                                      ----------------


Ablesoft, Inc.                                                      Virginia

REP Acquisition Corporation                                         Delaware

REP Holdings Company, Inc. (d/b/a Rabbit Ears)                      Delaware